EXHIBIT 99.2

PLEASE VOTE TODAY!

SEE REVERSE

SIDE FOR TWO EASY WAYS TO VOTE.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

GLOBAL SIGNAL INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF GLOBAL SIGNAL INC.

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [                    ], [                    ], 2006

The undersigned hereby appoints Jerry V. Elliott, Steven G. Osgood and Jeffrey A. Klopf, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of common stock, par value $0.01 per share, of Global Signal Inc. (“Global Signal”), held of record by the undersigned on [                    ], 2006, at the Special Meeting of Stockholders of Global Signal, to be held on [                    ], [                    ], 2006, at [            ] a.m. local time, and at any and all adjournments or postponements thereof (the “Special Meeting”), upon the matters set forth below and described in the accompanying Joint Proxy Statement/Prospectus and upon such other business as may properly come before the Special Meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus. Any and all proxies heretofore given by the undersigned are hereby revoked.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the Proposals. If any other business properly comes before the Special Meeting, the proxies will have discretionary authority to vote this proxy with respect thereto in accordance with their judgment.

(Continued and to be signed on the reverse side.)

PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS,

SUBJECT TO COMPLETION, DATED [    ], 2006

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Global Signal Inc.

common stock for the upcoming Special Meeting of Stockholders.

PLEASE REVIEW THE JOINT PROXY STATEMENT/PROSPECTUS

AND VOTE TODAY IN ONE OF TWO WAYS:

1. Vote by Telephone—Call toll-free in the U.S. or Canada at [            ], on a touch-tone telephone. If outside the U.S. or Canada, call [            ]. Please follow the simple instructions.

You may vote by telephone 24 hours a day 7 days a week.

Your telephone vote authorizes the named proxies to vote your shares in same manner as if you had marked, signed and returned a proxy card.

OR

2. Vote by Mail—If you do not wish to vote by telephone, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Global Signal Inc., [            ].

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

☒	Please mark your vote as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PROPOSAL 1. ADOPTION OF MERGER AGREEMENT:

Proposal to adopt the Agreement and Plan of Merger, dated as of October 5, 2006, by and among Global Signal Inc., Crown Castle International Corp. and CCGS Holdings LLC, a wholly owned subsidiary of Crown Castle, pursuant to which, among other things, (a) Global Signal will be merged with and into CCGS Holdings LLC, with CCGS Holdings LLC being the surviving company, and (b) each outstanding share of Global Signal common stock, par value $0.01 per share, will be converted into the right to receive, at the election of the Global Signal stockholder, either 1.61 shares of Crown Castle common stock or $55.95 in cash, unless otherwise provided in the Agreement and Plan of Merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 2. ADJOURN OR POSTPONE SPECIAL MEETING:

To approve any proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2006

Signature(s):
Signature(s):
Title:

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.